Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290
News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FOURTH QUARTER AND ANNOUNCES QUARTERLY DIVIDEND

NASHVILLE, Tennessee, February 19, 2025 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2024. Net (loss) income attributable to common stockholders for the three months ended December 31, 2024 was $(106.8) million, or $(0.31) per diluted common share. Additionally, the Company announced its quarterly dividend of $0.31 per share and operating partnership unit.

KEY FOURTH QUARTER AND ANNUAL HIGHLIGHTS
•Normalized FFO per share totaled $0.40 for the quarter, at the high end of the previously provided guidance range and up 2.5% over the prior year period. Normalized FFO per share was $1.56 for the year ended December 31, 2024.
•Cash NOI growth in the fourth quarter and year was as shown below (for more detail on the impact of Steward Health and Prospect Medical please see the related section herein):

	ACTUAL
	4Q 2024	2024
Same store	3.1%	2.9%
Same store excluding Steward Health and Prospect Medical	3.6%	3.1%
•140,000 square feet, or 44 basis points, of multi-tenant absorption for the quarter and 479,000 square feet, or 149 basis points, for the year
•686,000 square feet of signed new leases in the quarter, the sixth consecutive quarter above 400,000 and a new single-quarter high

CAPITAL ALLOCATION
•The Company closed joint venture and asset sale transactions totaling $522 million in the fourth quarter, and generated approximately $1.3 billion of proceeds for the year, which includes the following:
◦$770 million from joint venture transactions
◦$491 million from asset sales
•For the year, the Company repurchased approximately 31 million shares totaling $510 million at an average price of $16.56 per share.
•The Company repaid its $350 million term loan maturing in 2025 and ended the year with leverage at 6.4 times net debt to adjusted EBITDA.

MULTI-TENANT GROWTH AND ABSORPTION
•Compared to prior year periods, multi-tenant cash NOI growth in the fourth quarter and year was:

	ACTUAL
	4Q 2024	2024
Multi-tenant	3.4%	3.0%
Multi-tenant excluding Steward Health & Prospect Medical	3.9%	3.2%

HEALTHCAREREALTY.COM | PAGE 1 OF 8

•Multi-tenant occupancy gains at the high end of full year 2024 guidance were:

	ACTUAL		2024 GUIDANCE
	4Q 2024	2024	LOW	HIGH
Absorption (SF)	140,182	479,439	370,000	490,000
Change in occupancy (bps)	+ 44	+ 149	+ 100	+ 150
•At the end of the year, the multi-tenant portfolio occupancy rate was 86.3% and the leased percentage was 88.3%.

LEASING
•Portfolio leasing activity that commenced in the fourth quarter totaled 1,534,000 square feet related to 349 leases:
◦954,000 square feet of renewals
◦580,000 square feet of new and expansion lease commencements
•In the fourth quarter, the Company signed new leases totaling 686,000 square feet, a new, single-quarter high for the Company.

SAME STORE METRICS
•Cash NOI for the fourth quarter increased 3.1% over the same quarter in the prior year, and 2.9% for the year ended December 31, 2024. Adjusted for the impact of Steward Health and Prospect Medical, cash NOI growth would have been 3.6% for the fourth quarter and 3.1% for the year.
•Tenant retention for the fourth quarter was 81.6% and 83.4% for the year.
•Operating expenses for the fourth quarter increased 2.7% over the same quarter in the prior year, and 0.2% for the year ended December 31, 2024.
•MOB cash leasing spreads were 2.7% for the quarter and 3.4% for the year.

BALANCE SHEET
•At year end, net debt to adjusted EBITDA was 6.4 times, down from 6.7 times at the end of the third quarter.
•The Company fully repaid its $350 million Unsecured Term Loan maturing in 2025.
•At year end, the Company had no balance on its revolving credit facility, resulting in $1.5 billion of availability.
•In January 2025, the Company repaid $35 million of its term loans maturing in 2026.

LEADERSHIP / GOVERNANCE
•Connie Moore appointed Interim President & Chief Executive Officer
•Austen Helfrich promoted to Chief Financial Officer
•Significant board refreshment in 2024, with four new directors joining, each with deep REIT industry and leadership experience
•Tom Bohjalian appointed Independent Chair of the Board
•Search committee of the board, chaired by Glenn Rufrano, conducting a search for a permanent President & Chief Executive Officer

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 2 OF 8

DIVIDEND
•A common stock cash dividend in the amount of $0.31 per share will be paid on March 19, 2025 to Class A common stockholders of record on March 3, 2025. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.31 per unit, equivalent to the Company's Class A common stock dividend.

STEWARD HEALTH AND PROSPECT MEDICAL UPDATE
•During the fourth quarter, the Company made significant progress re-leasing space previously occupied by Steward Health, with leases in-place for over 80% of the previously occupied 593,000 square feet. Based on these actions, the Company entered 2025 having replaced approximately $19 million of the $27 million of pre-bankruptcy total exposure to Steward. Longer term, the Company continues to expect to recover over 80% of the pre-bankruptcy Steward Health revenue.
•On January 11, 2025, Prospect Medical filed for Chapter 11 bankruptcy protection. Prospect Medical leases approximately 81,000 square feet of space from the Company accounting for approximately $2.9 million of annual revenue. 2025 guidance provided herein assumes no revenue collected from the Prospect leases.

GUIDANCE
•The Company's 2025 per share estimated guidance ranges are as follows:

	ACTUAL	2025 GUIDANCE
	2024	LOW	HIGH
Earnings per share	$(1.81)	$(0.28)	$(0.20)
NAREIT FFO per share	$0.52	$1.44	$1.48
Normalized FFO per share	$1.56	$1.56	$1.60
•The Company's 2025 same store cash NOI growth estimated guidance range is 3.00% to 3.75%, which excludes the impact of Prospect Medical and Steward Health.
•The Company's 2025 guidance range includes activities outlined on page 29 of the Supplemental Information.

The 2025 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
•On Wednesday, February 19, 2025, at 11:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Dial-In Number: +1 646-968-2525 access code 4950066;
◦All Other Locations: +1 888-596-4144 access code 4950066.
•Replay Information:
◦Domestic Dial-In Number: +1 609-800-9909 access code 4950066;

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 3 OF 8

◦All Other Locations: +1 800-770-2030 access code 4950066.

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As the first and largest REIT to specialize in medical outpatient buildings, Healthcare Realty's portfolio includes over 650 properties totaling more than 38 million square feet concentrated in 15 growth markets.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: the Company's expected results may not be achieved; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and in its other filings with the SEC.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 4 OF 8

Consolidated Balance Sheets
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Real estate properties
Land	$1,143,468	$1,195,116	$1,287,532	$1,342,895	$1,343,265
Buildings and improvements	9,707,066	10,074,504	10,436,218	10,902,835	10,881,373
Lease intangibles	664,867	718,343	764,730	816,303	836,302
Personal property	9,909	9,246	12,501	12,720	12,718
Investment in financing receivables, net	123,671	123,045	122,413	122,001	122,602
Financing lease right-of-use assets	77,343	77,728	81,401	81,805	82,209
Construction in progress	31,978	125,944	97,732	70,651	60,727
Land held for development	52,408	52,408	59,871	59,871	59,871
Total real estate investments	11,810,710	12,376,334	12,862,398	13,409,081	13,399,067
Less accumulated depreciation and amortization	(2,483,656)	(2,478,544)	(2,427,709)	(2,374,047)	(2,226,853)
Total real estate investments, net	9,327,054	9,897,790	10,434,689	11,035,034	11,172,214
Cash and cash equivalents [1]	68,916	22,801	137,773	26,172	25,699
Assets held for sale, net	12,897	156,218	34,530	30,968	8,834
Operating lease right-of-use assets	261,438	259,013	261,976	273,949	275,975
Investments in unconsolidated joint ventures	473,122	417,084	374,841	309,754	311,511
Other assets, net and goodwill	507,496	491,679	559,818	605,047	842,898
Total assets	$10,650,923	$11,244,585	$11,803,627	$12,280,924	$12,637,131

LIABILITIES AND STOCKHOLDERS' EQUITY
	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
Liabilities
Notes and bonds payable	$4,662,771	$4,957,796	$5,148,153	$5,108,279	$4,994,859
Accounts payable and accrued liabilities	222,510	197,428	195,884	163,172	211,994
Liabilities of properties held for sale	1,283	7,919	1,805	700	295
Operating lease liabilities	224,499	229,925	230,601	229,223	229,714
Financing lease liabilities	72,346	71,887	75,199	74,769	74,503
Other liabilities	161,640	180,283	177,293	197,763	202,984
Total liabilities	5,345,049	5,645,238	5,828,935	5,773,906	5,714,349

Redeemable non-controlling interests	4,778	3,875	3,875	3,880	3,868

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,505	3,558	3,643	3,815	3,810
Additional paid-in capital	9,118,229	9,198,004	9,340,028	9,609,530	9,602,592
Accumulated other comprehensive (loss) income	(1,168)	(16,963)	6,986	4,791	(10,741)
Cumulative net income attributable to common stockholders	374,309	481,155	574,178	717,958	1,028,794
Cumulative dividends	(4,260,014)	(4,150,328)	(4,037,693)	(3,920,199)	(3,801,793)
Total stockholders' equity	5,234,861	5,515,426	5,887,142	6,415,895	6,822,662
Non-controlling interest	66,235	80,046	83,675	87,243	96,252
Total Equity	5,301,096	5,595,472	5,970,817	6,503,138	6,918,914
Total liabilities and stockholders' equity	$10,650,923	$11,244,585	$11,803,627	$12,280,924	$12,637,131

12Q 2024 cash and cash equivalents includes $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024 and was received by the Company on July 1, 2024.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 5 OF 8

Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2024	2023	2024	2023
Revenues
Rental income [1]	$300,065	$322,076	$1,232,776	$1,309,184
Interest income	4,076	4,422	16,383	17,134
Other operating	5,625	3,943	19,157	17,451
	309,766	330,441	1,268,316	1,343,769
Expenses
Property operating	114,415	121,362	473,444	$500,437
General and administrative	34,208	14,609	83,121	$58,405
Normalizing items [2]	(22,991)	(1,445)	(29,852)	(1,720)
Normalized general and administrative	11,217	13,164	53,269	56,685
Transaction costs	1,577	301	3,122	2,026
Merger-related costs	—	1,414	—	(1,952)
Depreciation and amortization	160,330	180,049	675,152	730,709
	310,530	317,735	1,234,839	1,289,625
Other income (expense)
Interest expense before merger-related fair value	(47,951)	(52,387)	(201,758)	(215,699)
Merger-related fair value adjustment	(10,314)	(10,800)	(40,667)	(42,885)
Interest expense	(58,265)	(63,187)	(242,425)	(258,584)
Gain on sales of real estate properties and other assets	32,082	20,573	109,753	77,546
(Loss) gain on extinguishment of debt	(237)	—	(237)	62
Impairment of real estate assets and credit loss reserves	(81,098)	(11,403)	(313,547)	(154,912)
Impairment of goodwill	—	—	(250,530)	—
Equity income (loss) from unconsolidated joint ventures	224	(430)	(135)	(1,682)
Interest and other (expense) income, net	(154)	65	(260)	1,343
	(107,448)	(54,382)	(697,381)	(336,227)
Net (loss) income	$(108,212)	$(41,676)	$(663,904)	$(282,083)
Net loss (income) attributable to non-controlling interests	1,366	1,143	9,419	3,822
Net (loss) income attributable to common stockholders	$(106,846)	$(40,533)	$(654,485)	$(278,261)

Basic earnings per common share	$(0.31)	$(0.11)	$(1.81)	$(0.74)
Diluted earnings per common share	$(0.31)	$(0.11)	$(1.81)	$(0.74)

Weighted average common shares outstanding - basic	351,560	379,044	365,553	378,928
Weighted average common shares outstanding - diluted [3]	351,560	379,044	365,553	378,928

1In 4Q 2024, rental income was reduced by $0.7 million for Prospect Medical revenue reserves. In 2Q 2024, rental income was reduced by $3.0 million for Steward Health revenue reserves.
2Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 3,622,036 units were not included.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 6 OF 8

Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2024	2023	2024	2023
Net loss attributable to common stockholders	$(106,846)	$(40,533)	$(654,485)	$(278,261)
Net loss attributable to common stockholders/diluted share [3]	$(0.31)	$(0.11)	$(1.81)	$(0.74)

Gain on sales of real estate assets	(32,082)	(20,573)	(104,684)	(77,546)
Impairments of real estate assets	75,423	11,403	249,909	149,717
Real estate depreciation and amortization	164,656	182,272	690,988	738,526
Non-controlling loss from operating partnership units	(1,422)	(491)	(9,149)	(3,426)
Unconsolidated JV depreciation and amortization	5,913	4,442	20,678	18,116
FFO adjustments	$212,488	$177,053	$847,742	$825,387
FFO adjustments per common share - diluted	$0.60	$0.46	$2.29	$2.15
FFO	$105,642	$136,520	$193,257	$547,126
FFO per common share - diluted [4]	$0.30	$0.36	$0.52	$1.43

Transaction costs	1,577	301	3,122	2,026
Merger-related costs	—	1,414	—	(1,952)
Lease intangible amortization	(2,348)	261	(2,054)	860
Non-routine legal costs/forfeited earnest money received	306	(100)	1,077	175
Debt financing costs	237	—	237	(62)
Restructuring and severance-related charges	22,991	1,445	29,852	1,445
Credit losses and gains (losses) on other assets, net [5]	4,582	—	59,707	8,599
Impairment of goodwill	—	—	250,530	—
Merger-related fair value adjustment	10,314	10,800	40,667	42,885
Unconsolidated JV normalizing items [6]	113	89	390	389
Normalized FFO adjustments	$37,772	$14,210	$383,528	$54,365
Normalized FFO adjustments per common share - diluted	$0.11	$0.04	$1.04	$0.14
Normalized FFO	$143,414	$150,730	$576,785	$601,491
Normalized FFO per common share - diluted	$0.40	$0.39	$1.56	$1.57

Non-real estate depreciation and amortization	404	685	1,478	2,566
Non-cash interest amortization, net [7]	1,239	1,265	5,101	4,968
Rent reserves, net [8]	(369)	1,404	714	3,163
Straight-line rent income, net	(7,051)	(7,872)	(27,254)	(32,592)
Stock-based compensation	3,028	3,566	14,036	13,791
Unconsolidated JV non-cash items [9]	(277)	(206)	(923)	(1,034)
Normalized FFO adjusted for non-cash items	140,388	149,572	569,937	592,353
2nd generation TI	(20,003)	(18,715)	(69,445)	(66,081)
Leasing commissions paid	(11,957)	(14,978)	(47,450)	(36,391)
Building capital	(8,347)	(17,393)	(33,934)	(49,343)
Total maintenance capex	(40,307)	(51,086)	(150,829)	(151,815)
FAD	$100,081	$98,486	$419,108	$440,538
Quarterly/dividends and OP distributions	$110,808	$118,897	$462,746	477,239
FFO wtd avg common shares outstanding - diluted [10]	355,874	383,326	369,767	383,381
1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
54Q 2024 includes $1.6 million of credit loss reserves, net of recoveries and a $4.1 million loss on other assets. These amounts were partially offset by a $1.1 million recovery of prior-period Steward Health straight-line rent for leases assumed. 3Q 2024 includes $46.8 million of credit loss reserves and $0.2 million gain on other assets. 2Q 2024 includes $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 691,557 for the three months ended December 31, 2024. Also includes the diluted impact of 3,622,036 OP units outstanding.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 7 OF 8

Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, and funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Cash NOI and Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Cash NOI as rental income and less property operating expenses. Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Cash NOI is historical and not necessarily indicative of future results.

Same Store Cash NOI compares Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

HEALTHCARE REALTY TRUST INCORPORATED	HEALTHCAREREALTY.COM | PAGE 8 OF 8